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                                                                    EXHIBIT 10.5

                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into as of the 30th day of October, 2001, by and among Enviroq Corporation, a Florida corporation, its affiliates, shareholders, directors, officers and employees ("Enviroq"), and Replico Development Company, Inc., a Pennsylvania corporation, its affiliates, shareholders, directors, officers and employees ("Replico") (collectively, Enviroq and Replico are hereinafter referred to as the "Sellers"), and Sprayroq, Inc., with a principal place of business at 4707 Alton Court, Birmingham, Alabama 35210 (the "Company"), and Sprayroq of Ohio, Inc., an Ohio corporation, with a principal place of business at The Carnegie Building, 75 East Market Street, Akron, Ohio 44308 ("Buyer").

                                   WITNESSETH:

         WHEREAS, Sellers and Buyer are parties to a Stock Purchase Agreement dated September 19, 2001 (the "Purchase Agreement"), pursuant to which Buyer purchased all of the Company's issued and outstanding capital stock from Sellers.

         WHEREAS, prior to the consummation of the transaction provided for in the Purchase Agreement, Sellers were the only and equal shareholders of the Company.

         WHEREAS, Sellers were instrumental in the growth and development of the Company and its business of supplying state-of-the-art spray-applied resinous materials and related equipment for rehabilitation, repair and reconstruction of pipes, pipelines, manholes, wetwells, drains, wastewater treatment facilities, manholes and other underground infrastructure (the "Business"). (the "Business").

         WHEREAS, as an additional inducement for Buyer to enter into the Purchase Agreement, the Buyer requires that Sellers covenant that they each will refrain from competing or interfering with the Company in the Company's operation of the Business.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the parties agree as follows:

         1. Acknowledgement. Sellers acknowledge that: (i) they each have knowledge of proprietary information which has been developed by and/or for the Company, representing a key feature of the value of the Company to the Buyer, including, but not limited to, information relating to the Company's methods of operation, mixtures and formulae, and its customers and suppliers; (ii) for the Company they have developed favorable relationships with the Business' employees, customers, suppliers and others; (iii) this information and these relationships are not generally known as held by the Company's competitors, particularly in the form possessed by


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Sellers; (iv) these relationships are proprietary and valuable and provide the
Company with a competitive advantage, although they may not be "trade secrets" in all respects under prevailing judicial interpretations; and (v) that the Company would suffer severe injury to its Business which would be difficult or impossible to calculate in amount if this information and these relationships were known, possessed and used by a competitor or other third-party.

         2. Non-Competition and Non-Solicitation. Therefore, in view of the foregoing and in consideration of other benefits provided to Sellers and otherwise, Sellers hereby agree that commencing on the date of this Agreement and continuing for a period of ten (10) years thereafter, Sellers will not and none of their respective affiliates will, (A) directly or indirectly, as an employer, guarantor, principal, agent, consultant, partner, stockholder (except for investments in publicly traded entities, so long as such investments do not exceed three percent (3%) of the entity's issued and outstanding voting securities), joint venturer, investor, lender or otherwise, compete with the Buyer or the Company in the Business; or (B) solicit, hire or actively seek to hire any employee of the Company or any affiliate of the Company, or solicit any personnel employed by the Company or any affiliate of the Company to terminate his or her relationship with Company, any affiliate of Company, or the Business. The period of time set forth in this Section 2 will be extended by the amount of time that either or both of the Sellers engage in activity in violation of this Agreement and while the Company seeks enforcement of this Agreement.

         3. Confidential Information. Sellers acknowledge that while the Company was owned by Sellers, Sellers had access to and acquired confidential and proprietary information directly relating to the Business, including, but not limited to, lists of customers and potential customers, policy manuals, price lists, business contracts, inventions, discoveries, secret processes, plans, methods of doing business, special needs of customers, manufacturing methods, formulations, records, and other confidential information relating to the Business (collectively referred to herein as the "Confidential Information"). Sellers hereby acknowledge that the Confidential Information is solely the property of the Company and constitutes trade secrets of the Company, and that Sellers knowledge of the Confidential Information would enable them or each of them to compete with the Company and the Business in a manner likely to cause the Company and the Business irreparable harm upon the disclosure or use of such information. Accordingly, Sellers irrevocably covenant that they will not use or disclose, directly or indirectly, any of the Confidential Information to any individual, firm, company or other entity or person.

         4. Sellers' Response to Legal Process Seeking Access to Information. In the event that Sellers become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, each of the Sellers covenants to use its reasonable best efforts to provide the Company with prompt written notice (not less than seventy-two (72) hours) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, Sellers covenant to furnish only that portion of the Confidential Information which they are legally required to disclose and will exercise their reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.



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         5.       Covenant of the Company. In full consideration of Seller's covenants in this Agreement, the Buyer is herewith collectively paying Sellers the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00).

         6. Injunctive Relief. The parties hereto acknowledge that a breach by the Sellers of any of the provisions of this Agreement would cause irreparable damage to the Company and the Business, the extent of which may be difficult to ascertain, and that the award of damages for such a breach may not be adequate relief. Consequently, Sellers hereby agree that the Company shall be entitled to injunctive relief to compel the specific performance of the covenants set forth in this Agreement. Such a remedy shall be cumulative, not exclusive, and shall be in addition to any other remedy available to the Company at law or equity, including, but not limited to, the right of the Company to obtain its attorneys' fees and other costs in enforcing this Agreement.

         7. Reasonableness of Provisions. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended over too great a period of time or too large a geographic area or range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable.

         8. Remittance of Profits. Sellers will promptly remit to the Company the amount of any profits which may be received by them or by any other person, firm, or corporation as a result of any violation of this Agreement, but this shall not be the exclusive remedy of the Company.

         9. Disclosure to Future Employer(s). Sellers agree that the Company may disclose the terms of this Agreement to any future affiliates, owners or business associates of Sellers.

         10. Representations and Warranties of Sellers. Each of the Sellers severally and not jointly represents and warrants to the Company that:

                  A. Such Seller is free to enter into this Agreement and that it has no commitment, understanding, or arrangement to or with any party which restrains or is in conflict with such Seller's obligations under this Agreement; and

                  B. Such Seller fully understands its obligations under this Agreement, and such Seller's experience and capabilities are such that the obligations of this Agreement will not prevent such Seller from conducting its business.

         11.      Miscellaneous.

                  A. Waiver of Breach. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party to this Agreement.

                  B. Binding Effect: Assignment. This Agreement shall be binding upon and


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         shall inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors, and permitted assigns.

                  C. Amendments. No amendment or variation of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all the parties to this Agreement.

                  D. Notices. All notices required to be given pursuant to this Agreement shall be deemed given when personally delivered or seventy-two (72) hours after mailing by first class mail to the addresses set forth above or to such other address as a party may provide to the other parties by written notice.

                  E. Headings. The section headings contained in this Agreement are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this Agreement.

                  F. Severability. Subject to Section 7 of this Agreement, in case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement (unless it otherwise fails of its essential purposes) shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement.

                  G. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

                  H. Continuation of Obligations. Sellers' obligations under this Agreement and the Buyer and Company's rights with respect thereto will survive any termination of this Agreement to the extent of the original term of such respective obligations and rights of the parties.

                  I. Cost of Litigation. The parties agree that the prevailing party in any action or litigation brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties reasonable costs and expenses incurred by the prevailing party in connection with such action or litigation, including, without limitation, reasonable attorney's fees and costs.

                  J. Replacement. This Agreement supersedes and replaces in its entirety the Joint Venture Agreement, by and between Enviroq Resin Development, Inc. (nka Company) and Replico dated January 30, 1991, and the Stockholder Agreement, by and between the Company, Enviroq and Replico, dated March 25, 1992.


                 (Signatures intentionally appear on next page.)


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         INTENDING TO BE LEGALLY BOUND, the Parties hereto do execute the
Agreement through their respective duly authorized officers as of the date first above written.



                           ENVIROQ CORPORATION


                           By: /s/ WILLIAM J. LONG
                             --------------------------------------
                           Its: President
                               ------------------------------------



                           REPLICO DEVELOPMENT COMPANY, INC.


                           By: /s/ DONALD W. HEDGES
                             --------------------------------------
                           Its: CEO
                               ------------------------------------



                           SPRAYROQ OF OHIO, INC.


                           By: /s/ KENNETH J. KRISMANTH
                             --------------------------------------
                           Its: President
                               ------------------------------------



                           SPRAYROQ, INC.


                           By: /s/ KENNETH J. KRISMANTH
                             --------------------------------------
                           Its: President
                               ------------------------------------



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